CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 12, 2018, Radisys Corporation (the “Company”) received a deficiency letter from the Listing Qualifications Department (the "Staff") of The NASDAQ Stock Market ("Nasdaq") providing notification that, for the previous 30 consecutive business days, the bid price for the Company's common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1). The notification has no immediate effect on the listing or trading of the Company's common stock, which will continue to trade on The Nasdaq Global Select Market under the symbol "RSYS".

The letter also states that the Company will be provided 180 calendar days, or until September 10, 2018, to regain compliance with the minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company can regain compliance if, at any time during the 180-day period, the closing bid price of the Company's common stock is at least $1.00 for a minimum of 10 consecutive business days. If, by September 10, 2018, the Company cannot demonstrate compliance with Nasdaq Listing Rule 5450(a)(1), it may be eligible for additional time. To qualify for additional time, the Company would be required to transfer to the Nasdaq Capital Market and meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, as necessary. If an application for transfer were approved, the Company would have an additional 180 calendar days to comply in order for the Company’s common stock to remain listed on the Nasdaq Capital Market. If the Company is not eligible for the second compliance period, then the Staff will provide notice that the Company's securities will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Listing Qualifications Panel ("Panel"). The Company would remain listed pending the Panel's decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination by the Staff to the Panel, that such appeal would be successful.

The Company intends to monitor the bid price for its common stock between now and September 10, 2018, and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement. However, there is no assurance that the Company will be eligible for an additional grace period or that its common stock will not be delisted.

Item 8.01 Other Information
On March 13, 2018, the Board of Directors determined to postpone the Company’s 2018 annual meeting, which it anticipates will be held in September 2018. When the meeting date is set, the Company will publicly announce the meeting date, record date for determining shareholders entitled to vote, the deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the window for submission of director nominations and shareholder proposals outside of Rule 14a-8 pursuant to the Company’s bylaws as required by Rule 14a-5(f) of the Exchange Act and Nasdaq listing rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	March 15, 2018	By:	/s/ Jonathan Wilson
Jonathan Wilson
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)